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                                                                  EXHIBIT 10.9



                                                              EXECUTION VERSION

                          TRANSITION SERVICES AGREEMENT

            This Transition Services Agreement ("Agreement"), is made as of December 31, 1996, by and between Conopco, Inc., a New York company acting through its division, Van den Bergh Foods Company, ("VDB"), and MBW Foods Inc. (f/k/a MBW Acquisition Corp.), a Delaware corporation ("Buyer").

                              W I T N E S S E T H:

            WHEREAS, pursuant to an Asset Purchase Agreement, dated as of December 18, 1996 (the "Purchase Agreement"), between Conopco and Buyer, Conopco has agreed to sell to Buyer the assets of the Business, as defined in the Purchase Agreement; and

            WHEREAS, it is a condition to Buyer's obligations under the Purchase Agreement that VDB and Buyer enter into this Agreement;

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt of which the parties acknowledge, VDB and Buyer, intending to be bound legally, agree as follows:

            1. Definitions. Capitalized terms that are not otherwise defined in this Agreement shall have the meanings ascribed to them in the Purchase Agreement.

            2. Transition Services. During the term of this Agreement as set forth in Section 6 (the "Transition Period"), VDB shall provide, or cause its Affiliates to provide, to Buyer or its designated Affiliates, the services set forth on Annex A, in the manner and at a level of service generally consistent with that provided by VDB, or its Affiliates, to the Business immediately preceding the date of this Agreement, it being acknowledged by Buyer that the Lipton and Van den Bergh Foods divisions of Conopco, Inc. are being merged.

            3. Payment. For the services rendered under this Agreement, Buyer will pay VDB fees as set forth in Annex B hereto, reduced for any partial weeks during which Buyer receives such services on a pro rata basis by multiplying the price specified in Annex B by a ratio determined as follows: the numerator of such ratio shall equal the actual number of Business Days during which Buyer receives services during the partial week and the denominator shall equal five.

            4. Cash Advances. As an advance for estimated collection of sales during a period, VDB will make cash advances by wire transfer ("Cash Advances") to Buyer, beginning January 31, 1997. The Cash Advances will be $1,000,000 on January 31, 1997, and $500,000 on the 15th and 30th of each subsequent month until the termination of the Transition Services Agreement.
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            5. Reconciliation and Net Payment. From the Closing Date, at the end
of each calendar month of the Transition Period, VDB will prepare a reconciliation (the "Reconciliation"), with supporting documentation as Buyer reasonably requests, of all payments required of VDB and Buyer to each other under this Agreement, including, without limitation, fees and cost reimbursement for services provided by VDB pursuant to this Agreement. From the Reconciliation, a determination of the net payment required, after adjusting for Cash Advances made during that month (the "Net Payment"), for that and the appropriate payee under this Agreement (i.e., to VDB or to Buyer) shall be made by VDB. Any Net Payment from VDB will be due 15 days following the end of each calendar month for which month payment is due. Any Net Payment from Buyer will be on the later of the 15th day following the end of each calendar month and 5 days after receipt by Buyer of the Reconciliation. Within 15 days of delivery of the Reconciliation to Buyer, either party may object to the calculation of the Reconciliation. Unresolved objections shall be resolved pursuant to Section 13 hereof.

            6. Term of Agreement. The term of this Agreement shall commence on the Closing Date and shall continue for a period ending on the earlier of 6 months from the Closing Date or as to any services such date on which Buyer specifies, pursuant to Section 7 below, that such services shall terminate; provided, however, that Buyer will to the extent reasonably practicable make a good faith effort to cease using all services under this Agreement by five months from the Closing Date.

            7. Partial Termination. Any or all of the services provided by a party under this Agreement are terminable by Buyer on 10 days prior written notice to VDB except as provided in Section I.C on Annex A hereto relating to brokers. Any such termination shall be final as to the services terminated.

            8. Assignment. This Agreement shall not be assignable in whole or in part by any party without the prior written consent of the other party, except that Buyer may assign its rights under this Agreement to (A) any purchaser of all or substantially all of Buyer's business in respect of the Products, (B) to any of Buyer's Affiliates so long as that in such event Buyer shall remain fully liable for the fulfillment of all such obligations and (C) as security to Buyer's lenders in respect of the Financing or as collateral security in connection with any other financing so long as the proceeds thereof are used for businesses of, or acquisitions by, Buyer, its successors or subsidiaries, if so requested; provided, however, that in the event of any such assignment of this Agreement, Buyer shall notify Seller of such assignment within two business days thereof.

            9. Indemnification. Buyer hereby agrees to indemnify, defend and hold harmless VDB from and against any and all claims, losses, demands, costs, or liabilities, including reasonable attorneys' fees, resulting from or in connection with third party claims arising from VDB's performance of the services hereunder, unless such third party claims


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are due from VDB's gross negligence or willful misconduct in performing the services. Such indemnification shall survive the termination of this Agreement. Promptly upon receipt by VDB of notice of the assertion of any third party claim in respect to which indemnity may be sought against Buyer pursuant to this
Section 9, VDB shall notify Buyer in writing thereof; but the omission to so notify Buyer will not relieve Buyer from any liability which it may have to VDB under this Section 9, except to the extent such failure to so notify materially prejudices the ability of Buyer to defend against such action. In defending against the claim, Buyer shall have the right to employ counsel of its own choosing and shall at all times have the power to direct the defense against the claim. VDB shall provide such assistance and cooperation, at Buyer's cost, as Buyer may reasonably request in connection with the defense of any claim with respect to which indemnity may be sought against Buyer pursuant to this Section 9.

            10. Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its provisions concerning conflicts or choice of law. The parties consent to the nonexclusive jurisdiction of the U.S. Federal Court situated in the Southern District of New York for the resolution of any disputes as to the construction of this Agreement.

            11. Force Majeure. Neither party shall be considered in default in the performance of its obligations under this Agreement to the extent that its performance of such obligations is prevented or delayed by any cause beyond its reasonable control, including but not limited to strikes, labor disputes, civil disturbances, rebellion, invasion, epidemic, hostilities, war, embargo, natural disaster, acts of God, fire, sabotage, loss and destruction of property, changes in laws, regulations or orders, other events or situations which the party was unable to prevent or overcome despite the exercise of due diligence.

            12. Confidentiality. Any and all information disclosed by one party to the other in connection with the performance of services under this Agreement, whether disclosed in writing, orally or visually, is considered confidential information, unless such information falls within the exceptions set forth below (hereinafter any and all such information shall be collectively referred to as "Confidential Information"). Each party agrees to disclose to the other party only such of its Confidential Information as may be reasonably necessary to provide the services contemplated hereunder. The recipient of Confidential Information agrees that Confidential Information disclosed to it hereunder shall be retained in confidence in the same manner used to protect its own confidential information and shall not be disclosed to others or used for purposes other than pursuant to this Agreement. Confidential Information shall not include any information which, in the form disclosed by the disclosing party, (a) was publicly available at the time of disclosure by the disclosing party; (b) became publicly available after disclosure by the disclosing party through no fault of the recipient;


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(c) was in the recipient's possession prior to disclosure by the disclosing party, as evidenced by the recipient's written record, and was not the subject of an earlier confidential relationship with the disclosing party; or (d) was rightfully acquired by the recipient after disclosure by the disclosing party from a third party who was lawfully in possession of the information and was under no obligation to the disclosing party to maintain its confidentiality. After termination of the Agreement, or at any other time requested by the disclosing party, the recipient shall return or destroy, at the disclosing party's direction, all documents, samples or other materials embodying Confidential Information, and shall retain no copies thereof.

            13. Dispute Resolution. VDB and Buyer agree that, in the event that there is a disagreement with regard to unresolved objections to the Reconciliation, senior management of the parties will meet and negotiate in good faith in an attempt to resolve the dispute. In the event that the parties are unable to resolve the dispute within 30 days from the date of written notice of disagreement, either party may submit the dispute to binding arbitration, which shall be conducted as follows: (i) the arbitration panel shall be composed of three arbitrators, one appointed by VDB, one appointed by Buyer and one chosen by the arbitrators appointed by VDB and Buyer; provided, however, the third arbitrator shall be an independent third party knowledgeable in accounting and administration and mutually satisfactory to VDB and Buyer; (ii) the arbitrators, in conducting such arbitration, shall have access to all relevant documents and records of the parties; (iii) the arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date such arbitration is commenced and shall be final and binding on the parties; and (iv) unless otherwise agreed, all arbitration proceedings shall be conducted in New York, N.Y. In the event a mutually satisfactory third arbitrator is not appointed within 30 days of submission of a dispute to binding arbitration, appointment of the third arbitrator shall be as provided in the Rules; provided, however, that the third arbitrator so appointed shall be an independent third party knowledgeable in accounting and administration.

            14. Independent Contractor. At all times during the term hereof, VDB shall be an independent contractor in providing services hereunder with the sole right to supervise, manage, operate, control, and direct the performance of such services and the sole obligation to employ, compensate, and mange its employees and business affairs. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of employee/employer or principal/agent, or otherwise create any liability whatsoever of either party with respect to the indebtedness, liabilities, obligations or actions of the other or any of their employees or agents, or any other person or entity.

            15. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become


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effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            16. Notices. All notices, requests, demands, or other communications to (a) VDB shall be given in accordance with Section 10.2 of the Purchase Agreement with respect to notices to Seller and (b) Buyer shall be given in accordance with Section 10.2 of the Purchase Agreement with respect to notices to Buyer.

            17. Modification, Non-Waiver, Severability. Neither this Agreement nor any part of this Agreement may be changed, altered, or amended orally. Any modification must be made by written instrument signed by the parties. Failure by either party to exercise promptly any right granted in this Agreement or to require strict performance of any obligation imposed under this Agreement shall not be deemed a waiver of such rights. If any provision of this Agreement is held ineffective for any reason, the other provisions shall remain effective.

            IN WITNESS WHEREOF, the parties have caused this Transition Agreement to be executed as of the date first set forth above.

                                  CONOPCO, INC.


                                  By /s/ Mart Laius
                                     -----------------
                                      Name:  Mart Laius
                                      Title: Vice President

                                  MBW FOODS INC.


                                  By /s/ Ray Chung
                                     ----------------
                                     Name:  Ray Chung
                                     Title  Executive Vice President


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                                                                       ANNEX A

                         SERVICES TO BE PROVIDED BY VDB

I.  MARKETING AND SALES TRANSITION

            A.    Sales Support

                  VDB shall provide to Buyer reasonable access to the appropriate sales personnel, to provide sales planning data and any other information that is non-proprietary to VDB and is reasonably required to accomplish a successful transition. Such information shall include, but not be limited to, the following:

            o a current file of all Mrs. Butterworth's Products, including price lists, specifications, shipping requirements, current customer lists and any exceptions to pricing or shipping requirements from those published prices;

            o terms of payment and lead times as published to class of trade and any exceptions to those published terms or lead times that may be in practice or committed to;

            o details of all promotional price programs, inclusive of off-invoice, bill backs, and other funds used for or charged to Mrs. Butterworth's, including accrued funds and their handling by either Mrs. Butterworth's brokers or Seller's personnel;

            o the ending dates of price programs, inclusive of pre-price, off-invoice, billbacks and/or other financial commitments and any exceptions that may apply to published dates;

            o Quarterly Sales Plan Binder for all markets and channels inclusive of first and (to the extent available) second quarter of 1997 fiscal year as may have been given to Mrs. Butterworth's brokers for implementation. If not included in the Quarterly Sales Plan Binder, VDB will advise Buyer of any Mrs. Butterworth's Products included in any VDB or Unilever umbrella promotions;


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

            o all available sales and/or marketing manuals, product information, product files and market files that are related to Mrs. Butterworth's.

      B.    Marketing Services

            For a maximum of three person days in the aggregate, VDB shall provide reasonable consultation with existing marketing management to help transition consumer and marketing initiatives and marketing research.

      C.    Brokers and Salesforce

            VDB shall direct its brokers and direct salesforce to continue to take customer orders and to perform sales-related activities including, but not limited to, deduction processing, trade deal payments, and other customer payment-related activities. VDB shall also make, on Buyer's behalf, brokerage payments to be reimbursed by Buyer. As appropriate, VDB's sales personnel shall work with Buyer's brokers to effect an orderly transition of its service. Buyer shall give VDB at least 45 days advance notice of Buyer's intent to discontinue using any of Seller's brokers. Buyer will to the extent reasonably practicable make a good faith effort to cease its use of VDB's salesforce after two months from the Closing Date.

      II.   TRANSACTIONS PROCESSING

            A. VDB shall provide to Buyer the following services for transactions processing consistent with those currently provided to the Business:

            o Order entry and customer invoicing services for all channels of distribution, including retail, food service, military, and export.

            o Credit and Collections Management- VDB shall provide to Buyer cash application, credit memo administration, deduction management, and other accounting and administrative processes related to the accounts receivable/deduction management function necessary to conduct the Business, including collection of accounts receivable for sales invoiced on behalf of Buyer.


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            o     Order Picking and Loading- VDB shall, on behalf of Buyer,
                  generate the necessary documents and paperwork for filling an order, scheduling the carriers, and loading the order for shipment.

            o Trade and Consumer Promotions- VDB, on behalf of Buyer, shall make payments relating to trade promotions and consumer promotions, including coupons, for which Buyer is responsible pursuant to Section 1.4 of the Purchase Agreement.

            o Trade Damage and Product Returns- Any trade damage claim that is submitted to VDB shall be paid by VDB and reimbursed by Buyer, provided, however, that with respect to any such claims that are received during the 60 day period after the Closing Date, VDB shall be responsible for liabilities as described in the Asset Purchase Agreement. Buyer will not make any claims against VDB in connection with its payment of any trade damage claim other than based on VDB's gross negligence. As part of accounts receivable and invoice processing services, VDB will process credit memos for product returns to customers as required.

            B.    Accounting Services

            o VDB shall provide accounting services to the Buyer to provide necessary information and transaction processing on behalf of the Buyer. The following services shall be provided:

                        1.    Daily sales reporting of units and revenues

                        2. Monthly reporting of gross and net sales (net sales defined as sales invoiced to customers less cash discounts and allowances and trade damage.)

                        3. Monthly accounts receivable information regarding balance of open accounts, aged trial balance, and customer deduction activity.

                        4. Coupon accounting services including monthly reporting of coupon history, redemptions, and related payments.

                        5. Trade deal accounting services including monthly reporting of deal history, payments, deductions, and adjustments.

                        6.    Monthly finished goods inventory balances by SKU.


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                        7.    Reasonable transition assistance to help Buyer
                              establish stand-alone activities.

            o VDB shall provide the monthly reports in a manner similar to what is shown on Exhibit 1, along with supporting documentation, as reasonably requested by Buyer.

      III.  OTHER

            A.    Consumer Response

            o VDB shall provide consumer response services to Buyer generally consistent with those services currently provided to the Business:

            B.    Information Services

            o VDB shall provide information services necessary to support the transition services in the Agreement. VDB will also provide reasonable assistance to the Buyer to transition existing data to the Buyer's systems as required.


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                                                                       ANNEX B

                                  SERVICE FEES

Service                                                   Fee Per Week
-------                                                   ------------

Brand Management (maximum of 3 person days)                  0

Sales Management                                          $17,000*

Trade Marketing                                           $ 3,000

Customer Relations                                        $ 4,575
(including credit and accounts receivable, order invoicing)

Transportation Management                                 $   900

Information Technology                                    $ 4,000

Finance and Accounting                                    $ 6,225

Military and Export (UMEX)                                $ 2,000

800 phone number                                          $ 8.00 per contact

----------
* The charge for Sales Management services will be reduced proportionately based on the number of markets as such services are assumed by Buyer.

                                                                     EXHIBIT 1
                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Sales (supported by Sales to Customer Reporting)

                                    List                   Billed
            SKU         CS          Price       OI         Revenue
            ---         --          -----       --         -------

                                    $           $          $

                                     _____       _____      _____

                                    $_____      $_____     $_____

Invoice Receivable (supported by aging, by customer)

            Balance Beginning of Period                    $

            Billed Revenue

            Invoices Closed       (A)                       _____
            Balance End of Period                          $_____

Cash Discounts Taken              (B)                      $

Deduction Receivable (supported by aging, by customer)

            Balance Beginning of Period                    $

            Deductions created    (C)
            Deductions - to reserves
                       - to expense
            Deductions Repaid     (D)
                                                            _____
            Balance End of Period                          $_____

                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Promotional Reserves - Trade (supported by tracking by event)

         Balance Beginning of Period              $

         Accruals Authorized

         Cash Paid
         Deductions Cleared
                                                  __________
         Balance End of Period                    $
                                                  ==========

Promotional Reserves - Consumer Coupons (supported by tracking by event)

         Balance Beginning of Period              $

         Accruals Authorized

         Cash Paid
         Deductions Cleared
                                                  __________
         Balance End of Period                    $
                                                  ==========

Promotional Reserves - Other Consumer (supported by tracking by event)

         Balance Beginning of Period              $

         Accruals Authorized

         Cash Paid
         Deductions Cleared
                                                  __________
         Balance End of Period                    $
                                                  ==========

Damage Reserve

         Balance Beginning of Period              $

         Accruals Authorized

         Cash Paid
         Deductions Cleared
                                                  __________
         Balance End of Period                    $
                                                  ==========

                               Mrs. Butterworth's
                              Statement of Activity
                              Month of ____________

Inventory (supported by balance on hand, by SKU)

                                           Units
                                           -----

        Balance Beginning of Period                       $

        Inventory Produced
        Inventory Purchased
        Inventory Adjustments**
        Inventory Sold                     _____          __________
                                           _____
        Ending Inventory                                  $
                                                          __________

Customer Delivery Costs (supported by customer
invoice, by zone report)                                  $
Broker Commissions (supported by commission               ___________
statements

                                                          $
                                                          ___________


** During the initial month of the transition, inventory adjustments shall reflect a deduction for the finished goods conveyed to Buyer at Closing.

                                                                     EXHIBIT 2

                               Mrs. Butterworth's
                            Summary of Cash Activity
                            Month of _______________


                                                  Due to         Due From
                                                  Buyer           Buyer
                                                  -----------------------

Accounts Receivable Collected,
Net (A - B - C + D)                               $              $

Inventory Produced

Inventory Purchased

Customer Delivery Costs

Broker Commissions

Promotional Payments:

            Trade
            Consumer Coupons
            Other Consumer

Damages and Unsaleables

Service Fee                                                      $
                                                  __________     __________

Net Due to/from Buyer                             $              $
                                                  ==========     ==========